SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-8

Registration Statement

Under The Securities Act Of 1933

EMERGISOFT HOLDING, INC.

(Exact name of registrant as specified in its charter)

Nevada	84-1121360
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

2225 Avenue J

Arlington, Texas 76006

(Address of principal executive offices) (Zip Code)

EMERGISOFT HOLDING, INC.

1998 STOCK INCENTIVE PLAN

2001 STOCK INCENTIVE PLAN

2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

(Full title of the plans)

Ash R. Huzenlaub

Chief Executive Officer and President

Emergisoft Holding, Inc.

2225 Avenue J

Arlington, Texas 76006

(Name and address of agent for service)

(817) 633-6665

(Telephone number, including area code, of agent for service)

Deregistration of Securities

Through the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, filed on January 17, 2002, SEC File No. 333-76912, Emergisoft Holding, Inc. hereby deregisters any and all securities that were previously registered pursuant to the Registration Statement that have not been sold or otherwise issued as of the date hereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas on March 16, 2004

EMERGISOFT HOLDING, INC.

By:	/s/ Ash R. Huzenlaub

Ash R. Huzenlaub Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ash R. Huzenlaub Ash R. Huzenlaub	Chief Executive Officer President and Director	March 16, 2004

/s/ Ann Crossman Ann Crossman	Chief Financial Officer	March 16, 2004

/s/ Jeff McCurdy Jeff McCurdy	General Counsel and Corporate Secretary	March 16, 2004

/s/ Jim Ross Jim Ross	Director	March 16, 2004

/s/ Jason D. Sear Jason D. Sear	Director	March 17, 2004